UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 14, 2009

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

AMN Healthcare Services, Inc. (the “Company”) reaffirms its previously issued guidance that the Company’s consolidated revenue for the quarter ended June 30, 2009 is expected to decline sequentially by approximately 20%.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously disclosed during the second quarter of 2009, the Company closed certain office locations, reorganized back office and corporate functions and consolidated its nursing brands as part of its long term strategic planning and to reduce its cost structure. On July 14, 2009, the Company committed to closing additional office locations by the end of the year to continue its goal of gaining efficiency in operations by further centralizing the Company’s primary operations in San Diego, California and Irving, Texas.

As a result of these changes and other potential actions, the Company estimates that it will incur restructuring costs of approximately $7 million to $8 million in the second half of 2009, consisting primarily of lease termination and employee severance costs. The majority of these restructuring costs will require cash expenditures. The Company anticipates recognizing total pre-tax restructuring charges in 2009 of approximately $12 million to $13 million.

Statements in this current report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the Company’s second quarter consolidated revenue expectations, strategies and assessment of market conditions and the Company’s cost reduction actions and the anticipated costs, charges and timing associated therewith. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “will”, “could”, “expects”, “believes”, “anticipates”, “projects” and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of the Company.

These forward-looking statements are not guarantees of future performance. They are based on management’s assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The risk factors that could cause such differences are listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those factors contained in the Company’s Annual Report on Form 10-K for the year ended on December 31, 2008, under the caption “Risk Factors.” All forward-looking statements in this current report are expressly qualified by information contained in the Company’s filings with the SEC. The Company disclaims any obligation to update or revise these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

	By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President & Chief Executive Officer

Date: July 17, 2009